FRM 101-20(A) EXHIBIT D
PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE To be used for compliance with Rule 10f-3 and/or Rule 23B

Note: Refer to page 3 of the policy if the investment unit will purchase more than 5% of the overall principal of this issue.

FRM 101-20(A) EXHIBIT D
PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE To be used for compliance with Rule 10f-3 and/or Rule 23B

Note: Refer to page 3 of the policy if the investment unit will purchase more than 5% of the overall principal of this issue.

Sub-Item 77 O Rule 10f-3 Transactions
DREYFUS INVESTMENT GRADE FUNDS, INC. Dreyfus Premier Short Term Income Fund

On May 12, 2006, Dreyfus Investment Grade Funds, Inc. – Dreyfus Premier Short Term Income Fund (the “Fund”) purchased $260,000 in Lincoln Corp Variable Rate – Cusip # 534187AS8 (the “Bonds”). The Bonds were purchased from Mellon Financial Markets, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. None of the members received any economic benefit. The following is a list of the syndicate’s primary members:

Banc of America
Citigroup
Goldman Sachs
JP Morgan
Lehman Bros.
Merrill Lynch
Morgan Stanley
UBS
Wachovia Secs.

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Premier Short Term Income Fund, which determined that the purchase had been effected in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on July 12, 2006.

Sub-Item 77 O Rule 10f-3 Transactions
DREYFUS INVESTMENT GRADE FUNDS, INC. Dreyfus Intermediate Term Income Fund

On May 12, 2006, Dreyfus Investment Grade Funds, Inc. – Dreyfus Intermediate Term Income Fund (the “Fund”) purchased $1,100,000 in Lincoln Corp Variable Rate – Cusip # 534187AS8 (the “Bonds”). The Bonds were purchased from Mellon Financial Markets, a member of the underwriting syndicate offering the Bonds, from their own account. Mellon Financial Markets, an affiliate of the Fund, was a member of the syndicate but received no benefit in connection with the transaction. None of the members received any economic benefit. The following is a list of the syndicate’s primary members:

Banc of America
Citigroup
Goldman Sachs
JP Morgan
Lehman Bros.
Merrill Lynch
Morgan Stanley
UBS
Wachovia Secs.

Accompanying this statement are materials presented to the Board of Directors of Dreyfus Investment Grade Funds, Inc.-Dreyfus Intermediate Term Income Fund, which determined that the purchase had been effected in compliance with the Fund’s Rule 10f-3 Procedures, at the Fund’s Board meeting held on July 12, 2006.

DIGF -DPSTIF -DITIF
PROPOSED RESOLUTION

RESOLVED, that the transactions engaged in by the Fund, pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended, hereby is determined to have been effected in compliance with the Procedures adopted by the Board with respect to such transactions.